Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-148594) of Zynex, Inc. of our report dated April 14, 2009, which appears on page F-1 of this annual report on Form 10-K for the year ended December 31, 2008.

/s/ GHP Horwath, P.C.
GHP Horwath, P.C.

Denver, Colorado

April 14, 2009